Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-3 No. 333-157880) of Arch Coal, Inc. and in the related Prospectus,

(2)          Registration Statements (Form S-8 Nos. 333-30565 and 333-112536) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus,

(3)          Registration Statement (Form S-8 Nos. 333-32777 and 333-156593) pertaining to the Arch Coal, Inc. and Subsidiaries Employee Thrift Plan and in the related Prospectus,

(4)          Registration Statements (Form S-8 Nos. 333-68131 and 333-147459) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, and

(5)          Registration Statements (Form S-8 Nos. 333-112537 and 333-127548) pertaining to the Arch Coal, Inc. Retirement Account Plan,

of our reports dated February 29, 2012, with respect to the consolidated financial statements and schedule of Arch Coal, Inc. and the effectiveness of internal control over financial reporting of Arch Coal, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

St. Louis, Missouri
February 29, 2012